Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Electronic Data Systems Corporation:

We consent to incorporation by reference in the following registration statements of Electronic Data Systems Corporation of our report dated February 3, 2003, except as to Note 20, which is as March 13, 2004, relating to the consolidated balance sheets of Electronic Data Systems Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the 2003 annual report on Form 10-K of Electronic Data Systems Corporation. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, SFAS No. 141, Business Combinations, SFAS No. 142, Goodwill and Other Intangible Assets, Emerging Issues Task Force Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables, and SFAS No. 143, Accounting for Asset Retirement Obligations.

Form	SEC File Number	Description

S-3	333-108030 (Post Effective Amendment No. 2)	Electronic Data Systems Corporation 3.875% Convertible Senior Notes
S-8	333-111325	EDS 401(k) Plan
S-8	333-108007	2003 Incentive Plan of Electronic Data Systems Corporation (formerly known as 1996 Incentive Plan of Electronic Data Systems Corporation)
S-8	333-103044	EDS Executive Deferral Plan
S-8	333-101287	Transition Inducement Plan
S-8	333-101286	EDS Puerto Rico Savings Plan
S-8	333-101285	EDS 401(k) Plan
S-8	333-89903	EDS Executive Deferral Plan
S-8	333-72086	EDS United Kingdom Executive Deferral Plan
S-8	333-65786	Transition Incentive Plan
S-3	333-62442	Electronic Data Systems Corporation Debt Securities
S-8	2-94690 (Post Effective Amendment No. 2)	1996 Electronic Data Systems Corporation Stock Purchase Plan
S-8	2-94691 (Post Effective Amendment No. 2)	1996 Incentive Plan of Electronic Data Systems Corporation
S-8	333-65784	Amended and Restated Electronic Data Systems Corporation Incentive Plan
S-8	33-64681 (Post Effective Amendment No. 1)	EDS Deferred Compensation Plan
S-8	33-36443 (Post Effective Amendment No. 1)	EDS Deferred Compensation Plan
S-8	33-54833 (Post Effective Amendment No. 1)	EDS Puerto Rico Savings Plan
S-8	333-22077	Performance Share, 1997 Nonqualified Stock Option Plan of Electronic Data Systems Corporation
S-3	333-08621	Electronic Data Systems Dividend Reinvestment Plan
S-8	333-49760	EDS Global Share Plan
S-8	333-82520	Global Share Plan
S-8	333-43436	1999 EDS Non-Qualified Stock Purchase Plan
S-8	333-65828	1999 EDS Non-Qualified Stock Purchase Plan

Dallas, Texas

March 13, 2004